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                                                                    EXHIBIT 99.1

[IPASS LOGO]                                                        NEWS RELEASE

EDITORIAL CONTACT:
John Sidline                        Bryan Parker
iPass Public Relations              iPass Investor Relations
650-232-4112                        650-232-4170
jsidline@ipass.com                  bparker@ipass.com


                       IPASS TO ACQUIRE MOBILE AUTOMATION

             ADDING MOBILE DEVICE MANAGEMENT TO POLICY ORCHESTRATION HELPS MAKE HARD-TO-MANAGE ENTERPRISE COMPUTERS EASY-TO-TRUST

REDWOOD SHORES, CALIF. - OCTOBER 26, 2004 - As another step in the company's Policy Orchestration initiative, iPass Inc. (NASDAQ: IPAS) announced today that it has signed a definitive agreement to acquire Mobile Automation in an all-cash transaction valued at approximately $20 million. Over the last seven years, Mobile Automation, a privately-held Westlake Village, Calif. company, has become a recognized leader in solutions that help enterprise IT departments protect and manage their remote and mobile devices such as computers and personal data assistants (PDAs). Combining the Mobile Automation technology with the iPass secure connectivity platform is expected to help iPass protect "at-risk" devices whenever they are connected to the Internet. The acquisition is subject to certain specified closing conditions.

Mobile Automation has developed a powerful suite of Web-based services that allow enterprise IT departments to better manage remote and mobile devices throughout their lifecycle, including security assessment, software deployment and update, and IT support. These services are built to be easy to deploy and use, and are optimized for mobile connectivity environments. Designed to maximize both end-user productivity and network security, Mobile Automation services let IT departments set policies and priorities for software updates to ensure that computers receive required software and operating system updates without needless impact on the user experience.

iPass Policy Orchestration is a layer of software intelligence built into the iPass connectivity platform that enables iPass services to control and enforce the use of enterprise policy-based security systems. iPass expects the integration of Mobile Automation's capabilities, recently acquired Safe3w device "fingerprinting" technology and iPass Policy Orchestration technology to help IT departments ensure that their remote and mobile PCs are properly protected over every Internet connection, and that only trusted devices are given access to corporate networks.

"Mobile computers and PDAs are the weakest links in the enterprise security chain," said Ken Denman, iPass CEO. "Corporations need to keep these devices continuously protected. Current methods only protect devices once they connect to the corporate network, which exposes them and the corporate network to a variety of dangers that leave the enterprise open to competitive, financial and legal risks. iPass services integrated with Mobile Automation technology will minimize these dangers in a way no other company can today."

The analyst firm IDC sees the worldwide patch management business as a $2.4 billion industry in 2003 growing to $4.1 billion by 2008. Mobile device management is projected to be the fastest growing segment of this market according to IDC, eclipsing $900 million in revenue by 2008 with a 49 percent compounded annual growth rate over the next four years.
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IPASS TO ACQUIRE MOBILE AUTOMATION                                        PAGE 2


Enterprise IT departments are increasingly seeking services to provide assurance that those remote and mobile devices holding valuable and sensitive corporate information assets are always protected when connected to the Internet. Through a pre-existing licensing agreement, iPass has been working to tightly integrate Mobile Automation's patented technology together with its Policy Orchestration capabilities.

This combination is expected to give iPass customers simple yet powerful mobile device management capabilities to:

     o Streamline and automate patch management - determining what vendor patches and upgrades apply to a particular user group and creating "packages" for distribution to endpoint computers. Mobile Automation partners with Shavlik, the recognized industry leader in security patch management for Windows environments.

     o Deliver patches to remote and mobile devices efficiently - iPass will be able to automatically assess and deploy updates to corporate PCs as soon as they access the Internet. Optimized for mobile computers, these services enhance performance over lower-speed and less reliable Internet connections such as dial-up and wireless networks.

     o Monitor patch levels - gain visibility into what patch and security software versions are deployed across the often hard-to-manage remote and mobile computing universe within an enterprise.

Automation has a track record of proven success with approximately $4 million in revenues over the last four quarters, a list of well-known customers, and strong consistent growth over the past three years. iPass expects to make services based on Mobile Automation technology available this quarter to its corporate customers directly and through its diverse array of channel partners.

For more information on the iPass acquisition of Mobile Automation, read our FAQ document online at http://www.ipass.com/company/company_mobileautomation.html.

ABOUT IPASS
iPass Inc. (NASDAQ: IPAS) delivers simple, secure and manageable enterprise mobility services, maximizing the productivity of workers as they move between office, home and remote locations. iPass security services - based on unique Policy Orchestration capabilities - close the gaps in protecting computers, network assets, user identities and data whenever users connect over the Internet. iPass connectivity services utilize the iPass global virtual network, a unified network of hundreds of dial-up, wireless, and broadband providers in over 150 countries. iPass services are the choice of hundreds of Global 2000 corporations including Ford Motor Company, Mellon Financial and H.J. Heinz Company. Founded in 1996, iPass is headquartered in Redwood Shores, Calif., with offices throughout North America, Europe and Asia Pacific. For more information visit www.ipass.com.

iPass(R) is a registered trademark of iPass Inc.

The statements in this press release relating to the benefits iPass expects it and its customers will obtain from iPass' acquisition of Mobile Automation, the timing of iPass' integration of the Mobile Automation technology into iPass' service offerings, and the new services iPass expects to deliver based on this new technology, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to: the risk that the acquisition of Mobile

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IPASS TO ACQUIRE MOBILE AUTOMATION                                        PAGE 3


Automation may not occur or may be delayed due to the failure to satisfy the conditions necessary to close the transaction; the risk that iPass may encounter unexpected difficulties in integrating the Mobile Automation assessment, deployment and endpoint security technology into iPass' technology which could delay or prevent the offering of services based on the Mobile Automation technology; the risk that the parties may be unable to achieve expected synergies and operating efficiencies through the merger within the expected time-frames or at all;, the risk that security breaches may occur despite the use of this endpoint security technology by innovative hackers that develop new methods of avoiding security software; and the risk that the rate of adoption by enterprises of such technology will not be as iPass anticipates, which if slow would reduce or eliminate the realization of the benefits of this anticipated new product. Detailed information about other potential factors that could affect iPass' business, financial condition and results of operations is included in the iPass' Quarterly Report on Form 10-Q under the caption "Factors Affecting Operating Results" in "Management's Discussion and Analysis of Financial Conditions and Results of Operations," filed with the Securities and Exchange Commission (the "SEC") on August 16, 2004 and available at the SEC's website at www.sec.gov. The information in this press release speaks only as of the date hereof and iPass assumes no obligation to update the information in this press release, except as may be required by law.


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